As filed with the Securities and Exchange Commission on February 22, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

General Mills, Inc.

(Exact name of registrant as specified in its charter)

Delaware	41-0274440
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Number One General Mills Boulevard
Minneapolis, Minnesota 55426
(763) 764-7600
(Address and telephone number of registrant’s principal executive offices)

Roderick A. Palmore, Esq.
Executive Vice President and General Counsel
General Mills, Inc.
Number One General Mills Boulevard
Minneapolis, Minnesota 55426
(763) 764-7600
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Debt Securities		(1)		(1)		(1)	$0	(1)

(1)          Not applicable pursuant to Instruction II.E. to Form S-3.  An indeterminate aggregate initial offering price or number of debt securities is being registered as may from time to time be offered at indeterminate prices.  In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee, except for $15,016 that has already been paid pursuant to Registration Statement No. 333-155932, which was initially filed on December 4, 2008, and was not utilized thereunder.  Pursuant to Rule 457(p) under the Securities Act of 1933, such unutilized filing fees shall be applied to the first $15,016 of the filing fee payable pursuant to this Registration Statement.  Any additional registration fees will be paid subsequently on a pay-as-you-go basis.

PROSPECTUS

General Mills, Inc.

Debt Securities

General Mills, Inc. from time to time may offer to sell debt securities.  This prospectus provides you with a general description of the debt securities we may offer.  Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should carefully read this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You May Find More Information About General Mills” before you invest in the debt securities.

We may sell the debt securities through underwriters or dealers, directly to one or more purchasers, or through agents on a continuous or delayed basis.  The prospectus supplement will include the names of underwriters, dealers or agents, if any, retained.  The prospectus supplement also will include the purchase price of the debt securities, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters’ compensation.

You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission before you invest in our debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is February 22, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, or the Securities Act.  Under this shelf registration, we may sell the debt securities described in this prospectus.  The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the debt securities we are offering under this prospectus.  You can read that registration statement at the SEC web site at http://www.sec.gov or at the SEC office mentioned under the heading “Where You May Find More Information About General Mills.”

You should rely only on the information incorporated by reference or provided in this prospectus.  We have not authorized anyone else to provide you with different or additional information.  If anyone provides you with different or additional information, you should not rely on it.  This prospectus does not constitute an offer to sell, nor a solicitation of an offer to buy, any of the debt securities offered in this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.  Neither the delivery of this prospectus nor any sale made under this prospectus of the debt securities described herein shall under any circumstances imply, and you should not assume, that the information provided by this prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document, regardless of the time of delivery of this prospectus or of any sale of our debt securities.  Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless otherwise specified, all references in this prospectus to “General Mills,” “we,” us” and “our” are to General Mills, Inc. and its consolidated subsidiaries.

All references in this prospectus to “$” and “dollars” are to United States dollars.

Trademarks and servicemarks owned or licensed by us are set forth in capital letters in this prospectus.

WHERE YOU MAY FIND MORE INFORMATION ABOUT GENERAL MILLS

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public through the Internet at the SEC web site at http://www.sec.gov.  You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Room 1580, Washington, D.C., 20549.  Please call the SEC at 1-800-732-0330 for further information on the public reference facilities and its copy charges.

The SEC allows us to incorporate by reference the information we file with the SEC into this prospectus.  This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC that contains that information.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file with the SEC after the date of this prospectus will automatically update and, where applicable, modify or supersede the information included or incorporated by reference in this prospectus.  We incorporate by reference the documents listed below (other than any portions of any such documents that are not deemed “filed” under the Securities Exchange Act of 1934, or the Exchange Act, in accordance with the Exchange Act and applicable SEC rules) and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the filing of a post-effective amendment to that registration statement that indicates that all debt securities offered hereunder have been sold or that deregisters all debt securities then remaining unsold:

•                  our Annual Report on Form 10-K for the fiscal year ended May 29, 2011;

•                  our Quarterly Report on Form 10-Q for the fiscal quarters ended August 28, 2011 and November 27, 2011; and

•                  our Current Reports on Form 8-K filed with the SEC on July 1, 2011, September 29, 2011 and November 28, 2011.

You may request a copy of these filings (excluding exhibits to those documents unless they are specifically incorporated by reference into those documents) at no cost by writing or telephoning us at the following address and phone number:

General Mills, Inc.
Number One General Mills Boulevard
Minneapolis, Minnesota  55426
Attention:  Corporate Secretary
(763) 764-7600

ABOUT GENERAL MILLS

We are a leading global manufacturer and marketer of branded consumer foods sold through retail stores.  We are also a leading supplier of branded and unbranded food products to the foodservice and commercial baking industries.  As of May 29, 2011, we manufactured our products in 15 countries and market them in more than 100 countries.  Our joint ventures manufacture and market products in more than 130 countries and republics worldwide.  Our fiscal year ends on the last Sunday in May.  All references to our fiscal years are to our fiscal years ending on the last Sunday in May of each such period.

We were incorporated under the laws of the State of Delaware in 1928.  As of May 29, 2011, we employed approximately 35,000 persons worldwide.  Our principal executive offices are located at Number One General Mills Boulevard, Minneapolis, Minnesota 55426; our telephone number is (763) 764-7600.  Our internet web site address is http://www.generalmills.com.  The contents of this web site are not deemed to be a part of this prospectus.  See “Where You May Find More Information About General Mills” for details about information incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the debt securities described in this prospectus will be added to our general funds and may be used:

•    to meet our working capital requirements;

•    to redeem or repurchase outstanding securities;

•    to refinance debt;

•    to finance acquisitions; or

•    for general corporate purposes.

If we do not use the net proceeds immediately, we will temporarily invest them in short-term, interest-bearing obligations.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer using this prospectus and the related indenture.  This section is only a summary and does not purport to be complete.  You must look to the relevant form of debt security and the indenture, as may be supplemented, for a full understanding of all terms of any series of debt securities.  These forms and the indenture have been or will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part.  See “Where You May Find More Information About General Mills” for information on how to obtain copies.

A prospectus supplement will describe the specific terms of any particular series of debt securities, including any of the terms in this section that will not apply to that series, and any special considerations, including tax considerations, applicable to those debt securities.  The prospectus supplement relating to each series of debt securities that we offer using this prospectus will be attached to the front of this prospectus.  In some instances, certain of the precise terms of debt securities you are offered may be described in a further prospectus supplement, known as a “pricing supplement.”  If information in a prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and, where applicable, supersede the information in this prospectus.

We may issue an unlimited amount of debt securities using this prospectus.  We may also issue debt securities pursuant to the indenture in transactions that are exempt from the registration requirements of securities laws.

General

We may issue any of our debt securities either separately or together with, on conversion of or in exchange for other securities.

None of the debt securities described in this prospectus will be secured by any of our property or assets.  Accordingly, you will be one of our unsecured creditors.

We may issue debt securities as original issue discount securities, which are debt securities that are offered and sold at a discount, which may be substantial, below their stated principal amount.  The prospectus supplement relating to any original issue discount securities will describe United States federal income tax consequences and other special considerations applicable to them.  We may also issue debt securities as indexed securities or securities denominated in foreign currencies or currency units, which will be described in more detail in the prospectus supplement relating to those debt securities.

What is an Indenture?

As required by United States federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.”  An indenture is a contract between us and a trustee.  The trustee has two main roles:

1.               The trustee can enforce your rights against us if we default.  Defaults are described under “— Default and Related Matters — What is an Event of Default?”  There are some limitations on the extent to which the trustee acts on your behalf, described under “— Default and Related Matters — Remedies if an Event of Default Occurs.”

2.               The trustee also performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell them and sending you notices.

The debt securities will be issued under an indenture dated February 1, 1996, as supplemented, between us and U.S. Bank National Association, as trustee.  We may issue as many distinct series of debt securities under the indenture as we wish.  The indenture does not limit the principal amount of debt securities that we may issue under it.  The indenture is governed by New York law and will be qualified under the Trust Indenture Act of 1939.

Our Trustee

U.S. Bank National Association, as trustee under the indenture, has been appointed by us as paying agent and registrar with regard to the debt securities.  The trustee also acts as an agent for the issuance of our United States commercial paper.  The trustee and its affiliates currently provide cash management and other banking and advisory services to us in the normal course of business and may from time to time in the future provide other banking and advisory services to us in the ordinary course of business, in each case in exchange for a fee.

Specific Terms of Each Series of Debt Securities

The prospectus supplement (including any separate pricing supplement) relating to any series of debt securities that we offer using this prospectus will describe the amount, price and other specific terms of the offered debt securities, including the following, if applicable:

•            their title;

•            any limit on their aggregate principal amount;

•            their purchase price;

•            the date or dates on which the principal will be payable;

•            the rate or rates, which may be fixed or variable, at which they will bear interest, if any, and the date or dates from which that interest will accrue;

•            the dates on which interest, if any, on them will be payable and the regular record dates for the interest payment dates;

•            any mandatory or optional sinking funds or similar provisions or provisions for their redemption at our option;

•            the date, if any, after which and the price or prices at which they may be redeemed in accordance with any optional or mandatory redemption provisions and the other detailed terms and provisions of those optional or mandatory redemption provisions;

•            if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which they will be issuable;

•            if other than their principal amount, the portion of their principal amount that will be payable upon the declaration of acceleration of their maturity;

•            the currency of payment of principal, premium, if any, and interest on them;

•            any index used to determine the amount of payment of principal, premium, if any, and interest on them;

•            whether the provisions described under “— Defeasance” below apply;

•            whether and upon what terms that series of debt securities may be converted into or exchanged for other of our securities or securities of third parties, and the securities that the series may be converted into or exchanged for;

•            any covenants or events of default that are in addition to, modify or delete those described in this prospectus;

•            whether they will be issued only in the form of one or more global securities as described under “— Legal Ownership; Street Name and Indirect Holders; Global Securities” below, and, if so, the relevant depository or its nominee and the circumstances under which a global security may be registered for transfer or exchange in the name of a person other than the depository or the nominee; and

•            any other special features.

Legal Ownership; Street Name and Indirect Holders; Global Securities

Who is the Legal Owner?  Our obligations with respect to the debt securities, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons or entities who are the registered holders of the debt securities.  We do not have direct obligations to investors who hold the debt securities indirectly, either because they choose to do so or because the relevant series of debt securities has been issued only in the form of global securities, as described below.  For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as an indirect holder but fails to do so.

What is “Street Name” Ownership?  One common form of indirect ownership is known as holding in “street name.”  This is the phrase used to describe investors who hold securities in accounts at banks or brokers.  We generally will not recognize investors who hold debt securities in this manner as the legal holders of those securities.  Instead, we will generally recognize as the legal holder only the bank or broker or the financial institution that the bank or broker uses to hold the debt securities.  The intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in the agreements with their customers or because they are legally required to do so.

If you hold debt securities in street name, you should check with your own institution to find out:

•            how it handles securities payments and notices;

•            whether it imposes fees or charges;

•            how it would handle voting if ever required;

•            how it would pursue rights under the debt securities if there were a default or other events triggering the need for direct holders to act to protect their interests; and

•            whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below (if that option is available with respect to that debt security, which it may not be).

What is a Global Security?  If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.  We do this by requiring that a global security be registered in the name of a financial institution that we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below under “— Special Situations when a Global Security will be Terminated” occur.  The financial institution that acts as the sole direct holder of the global security is called the depositary.  Any person who wishes to own a debt security that is issued as a global security may only do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary.

Special Investor Considerations for Global Securities.  As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.  We will not recognize the investor as a direct holder of debt securities and will instead deal only with the depositary that holds the global security.  If you are an investor in debt securities that are issued only in the form of global securities, you should be aware that:

•            you ordinarily cannot get those debt securities registered in your own name;

•            you ordinarily cannot receive physical certificates for your interest in those debt securities;

•            you must look to your bank or broker for payments on and protection of your legal rights relating to those debt securities;

•            you may not be able to sell interests in those debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•            the depositary’s policies will govern payments, transfers, exchanges and other matters relating to your interest in the global security;

•            neither we nor the trustee have any responsibility for any aspect of the depositary’s actions or for its records of ownership in the global security;

•            neither we nor the trustee supervise the depositary in any way; and

•            the depositary will require that interests in a global security be purchased or sold within its system using immediate funds for settlement.

Special Situations when a Global Security will be Terminated.  In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing the debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you.  You must consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name as the direct holder under these circumstances.

The special situations for termination of a global security are:

•            if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary;

•            if we notify the trustee that we wish to terminate the global security; or

•            if an event of default on the debt securities has occurred and has not been cured (defaults are discussed below under “— Default and Related Matters”).

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement.  When a global security terminates, the depositary, not us or the trustee, is responsible for determining the names of the institutions that will be the initial direct holders.

In the remainder of this description and in the descriptions of the terms of the debt securities, “you” means direct holders and not street name or other indirect holders.

Form, Exchange and Transfers

The debt securities will be issued only in fully registered form, without interest coupons, and unless otherwise indicated in the prospectus supplement, in denominations of $1,000 and any integral multiples of $1,000.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations as long as the total principal amount of the series is not changed.  This is called an exchange.

You may exchange or transfer debt securities at the office of the trustee.  You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer.  The transfer or exchange will only be made if the entity performing the role of maintaining the list of registered direct holders, which is called the “security registrar,” is satisfied with your proof of ownership.

The security registrar also serves as the transfer agent to perform transfers.  The trustee will act as the security registrar and transfer agent.  We may change this appointment to another entity or perform it ourselves.  If we have designated other or additional registrars or transfer agents, they will be named in the prospectus supplement.  We may cancel the designation of any particular registrar or transfer agent.  We may also approve a change in the office through which any registrar or transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all of them, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing in order to freeze the list of holders to prepare the mailing.  We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global security, only the depositary will be entitled to transfer and exchange the debt security as described in this section since the depositary will be the sole holder of the debt security.  See “— Legal Ownership; Street Name and Indirect Holders; Global Securities” above.

Payment and Paying Agents

Unless we say otherwise in the applicable prospectus supplement, we will pay interest to you if you are a registered holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date.  That particular day is called the regular record date and will be stated in the prospectus supplement.

Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the registered holder on the regular record date.  The most common manner is to adjust the sales price of the debt securities to apportion interest fairly between buyer and seller.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee (which initially will also act as paying agent) in New York City.  That office is currently located at 100 Wall Street, Suite 1600, New York, New York  10005.  You must make arrangements to have your payments picked up at or wired from that office.  We may also choose to pay interest by mailing checks directly to the registered holders at their address appearing in the security register.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office.  We may also authorize paying agents other than the trustee to make payments on the notes on our behalf, including choosing to act as our own paying agent.  We must notify the trustee of changes in the paying agents for any particular series of debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount becomes due to direct holders will be repaid to us.  After that two-year period, you may look only to us for payment and not to the trustee or any other paying agent.

If you are a street name or other indirect holder, you should consult your bank or broker for information on how you will receive payments.

Notices

We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records.

Mergers and Similar Events

We are generally permitted under the indenture to consolidate or merge with another company or firm.  We are also permitted to sell or lease some or all of our assets to another firm.  However, we may not take any of these actions unless the following conditions, among others, are met:

•            where we merge out of existence or sell or lease substantially all our assets, the other firm must be a corporation, limited liability company, partnership or trust organized under the laws of a state or the District of Columbia or under United States federal law and it must expressly agree in a supplemental indenture to be legally responsible for the debt securities; and

•            the merger, sale of assets or other transaction must not bring about a default on the debt securities (for purposes of this test, a default would include an event of default described below under “— Default and Related Matters” and any event that would be an event of default if the requirements for giving us notice of our default or our default having to exist for a specific period of time were disregarded).

You should know that there is no precise, established definition of what would constitute a sale or lease of substantially all of our assets under applicable law and, accordingly, there may be uncertainty as to whether a sale or lease of less than all of our assets would subject us to this provision.

If we merge out of existence or transfer (except through a lease) substantially all our assets, and the other firm becomes our successor and is legally responsible for the debt securities, we will be relieved of our own responsibility for the debt securities.

It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in our property over other lenders or over our general creditors if we fail to repay them.  We have promised the holders of the debt securities to limit these preferential rights, called “liens,” as discussed later under “— Certain Restrictive Covenants — Limitation on Liens on Major Property and United States and Canadian Operating Subsidiaries,” or grant an equivalent lien to the holders of the debt securities.

Modification and Waiver

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Your Approval.  First, there are changes that cannot be made to your debt securities without your specific approval.  These include:

•            change of the stated due date for payment of principal or interest on a debt security;

•            reduction in the principal amount of, the rate of interest payable on or any premium payable upon redemption of a debt security;

•            reduction in the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•            change in the place or currency of payment on a debt security;

•            impairment of your right to sue for payment on a debt security on or after the due date for such payment;

•            reduction in the percentage of direct holders of debt securities whose consent is required to modify or amend the indenture;

•            reduction in the percentage of holders of debt securities whose consent is required under the indenture to waive compliance with provisions of, or to waive defaults under, the indenture; and

•            modification of any of the provisions described above or other provisions of the indenture dealing with waiver of defaults or covenants under the indenture, except to increase the percentages required for such waivers or to provide that other provisions of the indenture cannot be changed without the consent of each direct holder affected by the change.

Changes Not Requiring Approval.  Second, changes may be made by us and the trustee without any vote by holders of debt securities.  These include:

•            evidencing the assumption by a successor of our obligations under the indenture and the debt securities;

•            adding to our covenants for the benefit of the holders of debt securities, or surrendering any of our rights or powers under the indenture;

•            adding other events of default for the benefit of holders of debt securities;

•            making such changes as may be necessary to permit or facilitate the issuance of debt securities in bearer or uncertificated form;

•            establishing the forms or terms of debt securities of any series;

•            evidencing the acceptance of appointment by a successor trustee; and

•            curing any ambiguity, correcting any indenture provision that may be defective or inconsistent with other indenture provisions or making any other change that does not adversely affect the interests of the holders of the debt securities of any series in any material respect.

Changes Requiring a Majority Vote.  Third, we need a vote by direct holders of debt securities owning at least a majority of the principal amount of each series affected by the change to make any other change to the indenture that is not of the type described in the preceding two paragraphs.  A majority vote of this kind is also required to obtain a waiver of any past default, except a payment default on principal or interest or concerning a provision of the indenture that cannot be changed without the consent of the direct holder.

Further Details Concerning Voting.  When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•            for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of those debt securities were accelerated to that date because of a default;

•            for debt securities whose principal amount is not known, for example, because it is based on an index, we will use a special rule for that debt security determined by our board of directors or described in the applicable prospectus supplement; and

•            for debt securities denominated in one or more foreign currencies or currency units, we will use the dollar equivalent, as determined by our board of directors or as described in the applicable prospectus supplement.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if owned by us or one of our affiliates or if we have deposited or set aside money in trust for their payment or redemption.  Debt securities will also not be eligible to vote if they have been fully defeased as described below under “— Defeasance — Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the indenture.  In some circumstances, generally related to a default by us on the debt securities, the trustee will be entitled to set a record date for action by holders.

If you are a street name or other indirect holder, you should consult your bank or broker for information on how approval may be granted or denied if we wish to change the indenture or the debt securities or request a waiver.

Defeasance

The following discussion of full defeasance and covenant defeasance will apply to your series of debt securities only if we choose to have them apply to that series.  If we do so choose, we will state that in the applicable prospectus supplement.

Full Defeasance.  If there is a change in United States federal tax law as described below, we could legally release ourselves from any payment or other obligations on the debt securities of any or all series, called “full defeasance,” if we put in place the following arrangements for you to be repaid:

•            we must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of those debt securities money or specified United States government securities or a combination of these that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

•            there must be a change in current federal tax law or an Internal Revenue Service ruling that lets us make the deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and simply repaid the debt securities ourselves (under current United States federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust, in which case you could recognize gain or loss on those debt securities); and

•            we must deliver to the trustee a legal opinion confirming the United States tax law change described above.

In addition, no default must have occurred and be continuing with respect to those debt securities at the time the deposit is made (and, with respect only to bankruptcy and similar events, during the 90 days following the deposit), and we have delivered a certificate and a legal opinion to the effect that the deposit does not:

•            cause any outstanding debt securities that may then be listed on a securities exchange to be delisted;

•            cause the trustee to have a “conflicting interest” within the meaning of the Trust Indenture Act of 1939;

•            result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are party or by which we are bound; and

•            result in the trust arising from it constituting an “investment company” within the meaning of the Investment Company Act of 1940 (unless we register the trust, or find an exemption from registration, under that Act).

If we ever did accomplish full defeasance, you would have to rely solely on the trust deposit, and could no longer look to us, for repayment on the debt securities of the affected series.  Conversely, the trust deposit would likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

Covenant Defeasance.  Under current United States federal tax law, we can make the same type of deposit described above and be released from many of the covenants in any or all series of debt securities.  This is called “covenant defeasance.”  In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities.  In order to achieve covenant defeasance, we must do the following:

•            make the same deposit of money and/or United States government securities described above under “— Full Defeasance;”

•            deliver to the trustee a legal opinion confirming that under current United States federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and simply repaid the debt securities ourselves; and

•            comply with the other conditions precedent described above under “— Full Defeasance.”

If we accomplish covenant defeasance, the following provisions, among others, would no longer apply:

•            the events of default relating to breach of covenants described below under “— Default and Related Matters — What is an Event of Default?;” and

•            any promises regarding conduct of our business, such as those described under “— Certain Restrictive Covenants” below and any other covenants applicable to the series of debt securities and described in the prospectus supplement.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there is a shortfall in the trust deposit.  Depending on the event causing the default, however, you may not be able to obtain payment of the shortfall.

Redemption

We May Choose to Redeem Your Debt Securities.  We may be able to pay off your debt securities before their normal maturity.  If we have this right with respect to your specific debt securities, the right will be described in the applicable prospectus supplement, which will also specify when we can exercise this right and how much we will have to pay in order to redeem your debt securities.

If we choose to redeem your debt securities, we will mail written notice to you not less than 30 days prior to redemption and not more than 60 days prior to redemption.  Also, you may be prevented from exchanging or transferring your debt securities when they are subject to redemption, as described above under “— Form, Exchange and Transfers.”

Default and Related Matters

You will have special rights if an event of default occurs and is not cured.

What is an Event of Default?  For each series of debt securities the term “event of default” means any of the following:

•            we do not pay interest on a debt security of that series within 30 days of its due date;

•            we do not pay the principal or any premium on a debt security of that series on its due date;

•            we do not deposit money into a separate custodial account, known as a sinking fund, when such a deposit is due, if we agree to maintain a sinking fund with respect to that series;

•            we remain in breach of any restrictive covenant with respect to that series or any other term of the indenture for 60 days after we receive a notice of default stating we are in breach (the notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of debt securities of the affected series);

•            we file for bankruptcy or other events of bankruptcy, insolvency or reorganization occur; or

•            any other event of default described in the prospectus supplement occurs.

Remedies if an Event of Default Occurs.  In the event of our bankruptcy, insolvency or other similar proceeding, all of the debt securities will automatically be due and immediately payable.  If a non-bankruptcy event of default has occurred with respect to any series and has not been cured, the trustee or the direct holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable.  This is called a “declaration of acceleration of maturity.”

A declaration of acceleration of maturity may be canceled by the direct holders of at least a majority in principal amount of the debt securities of the affected series if any other defaults on those debt securities have been waived or cured and we pay or deposit with the trustee an amount sufficient to pay the following with respect to the debt securities of that series:

•            all overdue interest;

•            principal and premium, if any, which has become due, other than as a result of the acceleration, plus any interest on that principal;

•            interest on overdue interest, to the extent that payment is lawful; and

•            amounts paid or advanced by the trustee and reasonable trustee compensation and expenses.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any direct holders unless the holders offer the trustee reasonable protection from expenses and liability, called an “indemnity.”  If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee.  These majority direct holders may also direct the trustee in exercising any trust or power conferred on the trustee under the indenture.

Before you may bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt securities of any series, the following must occur:

•            you must give the trustee written notice that an event of default with respect to the debt securities of that series has occurred and remains uncured;

•            the direct holders of at least 25% in principal amount of all outstanding debt securities of that series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against any cost and liabilities of taking that action;

•            the trustee must not have received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice; and

•            the trustee must have failed to take action for 60 days after receipt of the above notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Every year we will certify in a written statement to the trustee that we are in compliance with the indenture and each series of debt securities, or else specify any default that we know about.

If you are a street name or other indirect holder, you should consult your bank or broker for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration of maturity.

Conversion or Exchange Rights

Unless otherwise described in the prospectus supplement, the debt securities are not convertible or exchangeable for shares of our common stock.

Ranking of Debt Securities

The debt securities are not subordinated to any of our other unsecured debt obligations and, therefore, they rank equally with all our other unsecured and unsubordinated indebtedness.

Certain Restrictive Covenants

The indenture contains restrictive covenants that will apply to all debt securities issued under it unless we say otherwise in the applicable prospectus supplement, the most significant of which are described below.

Limitation on Liens on Major Property and United States and Canadian Operating Subsidiaries.  Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including you and the other direct holders of the debt securities, or over our general creditors, if we fail to pay them back.  These preferential rights are called “liens.”  In the indenture, we promise not to create, issue, assume, incur or guarantee any indebtedness for borrowed money that is secured by a mortgage, pledge, lien, security interest or other encumbrance on:

•            any flour mill, manufacturing or packaging plant or research laboratory located in the United States or Canada and owned by us or one of our current or future United States or Canadian operating subsidiaries; or

•            any stock or debt issued by one of our current or future United States or Canadian operating subsidiaries unless we also secure all the debt securities that are still outstanding under the indenture equally with the indebtedness being secured.  This promise does not restrict our ability to sell or otherwise dispose of our interests in any United States or Canadian operating subsidiary.

These requirements do not apply to liens:

•            existing on February 1, 1996 and any extensions, renewals or replacements of those liens;

•            relating to the construction, improvement or purchase of a flour mill, plant or laboratory;

•            in favor of us or one of our United States or Canadian operating subsidiaries;

•            in favor of governmental units for financing construction, improvement or purchase of our property;

•            existing on any property, stock or debt existing at the time we acquire it, including liens on property, stock or debt of a United States or Canadian operating subsidiary at the time it became our United States or Canadian operating subsidiary;

•            relating to the sale of our property;

•            for work done on our property;

•            relating to workers’ compensation, unemployment insurance and similar obligations;

•            relating to litigation or legal judgments;

•            for taxes, assessments or governmental charges not yet due; or

•            consisting of easements or other restrictions, defects in title or encumbrances on our real property.

We may also avoid securing the debt securities equally with the indebtedness being secured if the amount of the indebtedness being secured plus the value of any sale and lease back transactions, as described below, is 15% or less than the amount of our consolidated total assets minus our consolidated non-interest bearing current liabilities, as reflected on our consolidated balance sheet.

If a merger or other transaction would create any liens that are not permitted as described above, we must grant an equivalent lien to the direct holders of the debt securities.

Limitation on Sale and Leaseback Transactions.  In the indenture, we also promise that we and our United States and Canadian operating subsidiaries will not enter into any sale and leaseback transactions on any of our flourmills, manufacturing or packaging plants or research laboratories located in the United States or Canada (referred to in the indenture as “principal properties”) unless we satisfy some restrictions.  A sale and leaseback transaction involves our sale to a lender or other investor of a property of ours and our leasing back that property from that party for more than three years, or a sale of a property to, and its lease back for three or more years from, another person who borrows the necessary funds from a lender or other investor on the security of the property.

We may enter into a sale and leaseback transaction covering any of our principal properties only if:

•            it falls into the exceptions for liens described above under “— Limitation on Liens on Major Property and United States and Canadian Operating Subsidiaries”; or

•            within 180 days after the property sale, we set aside for the retirement of funded debt, meaning notes or bonds that mature at or may be extended to a date more than 12 months after issuance, an amount equal to the greater of:

•            the net proceeds of the sale of the principal property, or

•            the fair market value of the principal property sold, and in either case, minus

•            the principal amount of any debt securities delivered to the trustee for retirement within 120 days after the property sale, and

•            the principal amount of any funded debt, other than debt securities, voluntarily retired by us within 120 days after the property sale; or

•            the attributable value, as described below, of all sale and leaseback transactions plus any indebtedness that we incur that, but for the exception in the second to last paragraph of “— Limitation on Liens on Major Property and United States and Canadian Operating Subsidiaries” above, would have required us to secure the debt securities equally with it, is 15% or less than the amount of our consolidated total assets minus our consolidated non-interest bearing current liabilities, as reflected on our consolidated balance sheet.

We determine the attributable value of a sale and leaseback transaction by choosing the lesser of (1) or (2) below:

1. sale price of the leased property	×	remaining portion of the
base term of the lease
the base term of the lease

2.     the total obligation of the lessee for rental payments during the remaining portion of the base term of the lease, discounted to present value at the highest interest rate on any outstanding series of debt securities.  The rental payments in this calculation do not include amounts for property taxes, maintenance, repairs, insurance, water rates and other items that are not payments for the property itself.

PLAN OF DISTRIBUTION

We may sell the debt securities through underwriters or dealers, directly to one or more purchasers, or through agents.  The prospectus supplement will include the names of underwriters, dealers or agents retained.  The prospectus supplement also will include the purchase price of the debt securities, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters’ compensation, and any securities exchanges on which the debt securities may be listed.

We may offer the debt securities to the public through underwriting syndicates managed by managing underwriters or through underwriters without a syndicate.  If underwriters are used, the underwriters will acquire the debt securities for their own account.  They may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Unless otherwise indicated in the related prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the debt securities offered if any of the debt securities are purchased.  Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless the prospectus supplement states otherwise, all debt securities will be new issues of debt securities with no established trading market.  Any underwriters who purchase debt securities from us for public offering and sale may make a market in the debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot give any assurance concerning the liquidity of the trading market for any debt securities.

In order to facilitate the offering of the debt securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities or any other securities, the prices of which may be used to determine payments on the debt securities.  Specifically, the underwriters may over-allot in connection with any such offering, creating a short position in the debt securities for their own accounts.  In addition, to cover over-allotments or to stabilize the price of the debt securities or of any other securities, the underwriters may bid for, and purchase, the debt securities or any other securities in the open market.  Finally, in any offering of the debt securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the debt securities in the offering if the syndicate repurchases previously distributed debt securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise.  Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels.  The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Underwriters, dealers and agents that participate in the distribution of the debt securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the debt securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of their businesses.

One or more firms, referred to as “remarketing firms,” may also offer or sell the debt securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase.  Remarketing firms will act as principals for their own accounts or as agents for us.  These remarketing firms will offer or sell the debt securities in accordance with a redemption or repayment pursuant to the terms of the debt securities.  The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation.  Remarketing firms may be deemed to be underwriters in connection with the debt securities they remarket.  Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may authorize underwriters, dealers and agents to solicit offers by certain specified institutions to purchase debt securities from us at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  The contracts will be subject only to those conditions included in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

Unless indicated in the applicable prospectus supplement, we do not expect to list the debt securities on a securities exchange.

VALIDITY OF DEBT SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the debt securities will be passed upon for us by Richard C. Allendorf, our Vice President and Deputy General Counsel.  Mr. Allendorf is a full-time employee of ours, and owns shares of our common stock and participates in various employee stock-based benefit plans.

EXPERTS

The consolidated financial statements and related financial statement schedule of General Mills, Inc. and subsidiaries as of May 29, 2011 and May 30, 2010 and for each of the fiscal years in the three-year period ended May 29, 2011 and management’s assessment of the effectiveness of internal control over financial reporting as of May 29, 2011 have been incorporated by reference in this prospectus from General Mills’ May 29, 2011 Annual Report on Form 10-K filed with the SEC on July 8, 2011,  in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses expected to be incurred by the Company in connection with the offering described in this registration statement.

SEC registration fee	$	(a)
Accountants’ fees and expenses		(b)
Legal fees and expenses		(b)
Trustee’s and depositary’s fees and expenses		(b)
Printing expenses		(b)
Rating agencies’ fees		(b)
Miscellaneous expenses		(b)
Total	$	(b)

(a)          Because this registration statement covers an indeterminate amount of debt securities, the SEC registration fee is not currently determinable.  Such fee is deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.

(b)         An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.  Indemnification of Directors and Officers.

Under provisions of the Company’s By-laws, each person who is or was a director or officer of the Company shall be indemnified by the Company to the fullest extent permitted by Delaware law.

Under Section 145 of the Delaware General Corporation Law, the directors and officers of the Company are entitled, under certain circumstances, to be indemnified by it against all expenses and liabilities incurred by or imposed upon them as a result of suits or actions brought against them as such directors and officers, if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, have no reasonable cause to believe their conduct was unlawful; except that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The Company maintains directors’ and officers’ liability insurance that reimburses the Company for certain indemnification liabilities and expenses, and covers directors and officers in certain situations where indemnification is not available from the Company.

Item 16.  Exhibits.

Exhibit Number	Description of Exhibit

1.1*	Form of underwriting agreement.

4.1

Indenture, dated as of February 1, 1996, between the Registrant and U.S. Bank National Association (f/k/a First Trust of Illinois, National Association) (incorporated herein by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-3 filed on February 6, 1996 (File no. 333-00745)).

4.2

First Supplemental Indenture, dated as of May 18, 2009, between the Registrant and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.2 to Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2009).

5.1	Opinion of Richard C. Allendorf, Vice President and Deputy General Counsel of the Registrant.

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 to the

Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 27, 2011).

23.1	Consent of Richard C. Allendorf (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney.

25.1	Form T-1 Statement of Eligibility of U.S. Bank National Association to act as Trustee under the Indenture.

*                 To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Exchange Act.

Item 17.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant the foregoing provisions described above under Item 15, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on February 22, 2012.

GENERAL MILLS, INC.

By:	/s/ Roderick A. Palmore
	Name:	Roderick A. Palmore
	Title:	Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title

	Bradbury H. Anderson	Director	)
	R. Kerry Clark	Director	)
	Paul Danos	Director	)
	William T. Esrey	Director	)
	Raymond V. Gilmartin	Director	)
	Judith Richards Hope	Director	)
	Heidi G. Miller	Director	)
	Hilda Ochoa-Brillembourg	Director	)	By:	/s/ Donal L. Mulligan
	Steve Odland	Director	)		Donal L. Mulligan
	Kendall J. Powell	Chairman and Chief Executive	)		Attorney-in-Fact
		Officer (Principal Executive	)
		Officer))			February 22, 2012
	Michael D. Rose	Director	)
	Robert L. Ryan	Director	)
	Dorothy A. Terrell	Director	)

By:	/s/ Donal L. Mulligan	Executive Vice President and			February 22, 2012
	Donal L. Mulligan	Chief Financial Officer
(Principal Financial Officer)

By:	/s/ Jerald A. Young	Vice President, Controller			February 22, 2012
	Jerald A. Young	(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1*	Form of underwriting agreement.
4.1

Indenture, dated as of February 1, 1996, between the Registrant and U.S. Bank National Association (f/k/a First Trust of Illinois, National Association) (incorporated herein by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-3 filed on February 6, 1996 (File no. 333-00745)).

4.2

First Supplemental Indenture, dated as of May 18, 2009, between the Registrant and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.2 to Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2009).

5.1	Opinion of Richard C. Allendorf, Vice President and Deputy General Counsel of the Registrant.
12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 27, 2011).
23.1	Consent of Richard C. Allendorf (included in Exhibit 5.1).
23.2	Consent of KPMG LLP.
24.1	Power of Attorney.
25.1	Form T-1 Statement of Eligibility of U.S. Bank National Association to act as Trustee under the Indenture.

*                 To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Exchange Act.